SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

TRUE DRINKS HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18552 MacArthur Blvd., Suite 325, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Items 3.02 and 5.02.

Item 3.02	Unregistered Sales of Equity Securities.

Creation of Series C Convertible Preferred Stock

           On February 18, 2015, True Drinks Holdings, Inc. (the “Company”) filed the Certificate of Designation, Preferences, Rights and Limitations of the Series C Convertible Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State, designating 50,000 shares of the Company's preferred stock, par value $0.001 per share, as Series C Convertible Preferred Stock (the “Series C Preferred”). A copy of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1. Each share of Series C Preferred has a stated value of $100 per share (the “Stated Value”), and is convertible, at the option of each respective holder, into that number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), equal to the Stated Value, divided by $0.15 per share (the “Conversion Shares”). The Certificate of Designation also gives the Company the option to require the conversion of the Series C Preferred into Conversion Shares in the event: (i) there are sufficient authorized shares of Common Stock reserved as Conversion Shares; (ii) the Conversion Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Conversion Shares are freely tradable, without restriction, under Rule 144 of the Securities Act; and (iii) the average closing price of the Company's Common Stock is at least $0.62 per share for 10 consecutive trading days.

Series C Offering

           On February 20, 2015 (the “Initial Investment Date”), the Company and certain accredited investors (the “Investors”) entered into a Securities Purchase Agreement, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 (the “Purchase Agreement”), wherein the Investors agreed to purchase up to 43,000 shares of Series C Preferred for $100 per share (the “Shares”) in three separate closings (the “Series C Offering”). The Company issued an aggregate total of 18,000 Shares on the Initial Investment Date, and anticipates issuing 15,000 Shares on or before April 1, 2015 and the remaining 10,000 Shares on or before June 30, 2015. The Purchase Agreement also provides for the appointment of one member, designated by the Investors, to the Company’s Board of Directors.

           As additional consideration for the purchase of Shares in the Series C Offering, each Investor will receive five-year warrants, in the form attached to this Current Report on Form 8-K as Exhibit 10.2 (the “Warrants”), exercisable for $0.15 per share, to purchase that number of shares of the Company's Common Stock equal to 35% of the Conversion Shares issuable upon conversion of each Investor’s Shares (the “Warrant Shares”).

           In addition to the Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement, in the form attached to this Current Report on Form 8-K as Exhibit 10.3 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a Registration Statement on Form S-1 with the Securities and Exchange Commission on or before July 1, 2015 in order to register the Warrant Shares issuable upon exercise of the Warrants, and the Conversion Shares issuable upon conversion of the Shares, under the Securities Act.

           The issuance of the Shares on the Initial Investment Date resulted in gross proceeds to the Company of approximately $1.8 million, and the Company expects to receive an aggregate total of $4.3 million in gross proceeds upon completion of the Series C Offering. The Company expects to use these proceeds for general working capital purposes.

           The Shares and Warrants were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each of the Investors represented that it was an "accredited investor" as defined in Regulation D, and that no Investor is subject to the “Bad Actor” disqualifications described in Rule 506(d).

Item 3.03	Material Modifications to Rights of Security Holders.

Amendment to Series B Preferred Certificate of Designation

    On February 18, 2015, the Company filed the First Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of the Series B Convertible Preferred Stock (the “Series B Amendment”) with the Nevada Secretary of State in order to: (i) eliminate certain provisions pertaining to the adjustment of the conversion price of the Series B Convertible Preferred Stock (“Series B Preferred”) and (ii) eliminate the protective provision preventing the Company from issuing securities senior to or pari passu in rank to the Series B Preferred without first receiving approval from holders of 66% of the issued and outstanding shares of Series B Preferred.

    The Series B Amendment was approved by the written consent of stockholders holding approximately 79% of the issued and outstanding shares of Series B Preferred. A copy of the Series B Amendment is attached to this Current Report on Form 8-K as Exhibit 3.2.

Withdrawal of Series A Preferred

    On February 18, 2015, the Company filed a Certificate of Withdrawal with the Nevada Secretary of State to withdraw its previous designation of Series A Convertible Preferred Stock (the “Certificate of Withdrawal”). A copy of the Certificate of Withdrawal is attached to this Current Report on Form 8-K as Exhibit 3.3.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On February 18, 2015, the Company’s Board of Directors (the “Board”) approved an increase to the size of the Board from four seats to five. On February 20, 2015, in connection with the Company’s execution of the Purchase Agreement, Neil LeVecke was appointed to serve on the Board, and the Company and Mr. LeVecke entered into an indemnity agreement, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.4.

    Mr. LeVecke is the President of LeVecke Corporation, a wholesale distributor and bottler of spirits and wine products. Representing a third generation in the family business, he has worked every position in the company since starting in 1993. Mr. LeVecke graduated from Loyola Marymount University in 1990.

    Except as otherwise disclosed herein, there are no related party transactions between the Company and Mr. LeVecke that would require disclosure under Item 404(a) of Regulation S-K, or arrangements or understandings in connection with Mr. LeVecke’s appointment to the Board.

Item 8.01	Other Events.

See Item 3.03 and 5.02.

A copy of the press release issued by the Company in connection with foregoing events is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

           The foregoing descriptions of the Certificate of Designations, Purchase Agreement, Warrant, Registration Rights Agreement, Series B Amendment, Certificate of Withdrawal and Indemnification Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Certificate of Designations, Series B Amendment, Certificate of Withdrawal, form of Purchase Agreement, form of Warrant, form of Registration Rights Agreement and form of Indemnification Agreement attached hereto as Exhibits 3.1, 3.2, 3.3, 10.1, 10.2, 10.3 and 10.4, respectively, each of which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: February 23, 2015	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, Rights and Limitations of the Series C Convertible Preferred Stock of True Drinks Holdings, Inc., dated February 18, 2015
3.2	First Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of the Series B Convertible Preferred Stock of True Drinks Holdings, Inc., dated February 18, 2015
3.3	Certificate of Withdrawal of the Series A Convertible Preferred Stock of True Drinks Holdings, Inc., dated February 18, 2015
10.1	Form of Securities Purchase Agreement, dated February 20, 2015
10.2	Form of Common Stock Purchase Warrant, dated February 20, 2015
10.3	Form of Registration Rights Agreement, dated February 20, 2015
10.4	Form of Indemnification Agreement, dated February 20, 2015
99.1	Press Release, dated February 23, 2015